EXHIBIT 99.1
LIONSGATE REPORTS REVENUES OF $254.5 MILLION FOR THIRD
QUARTER OF FISCAL 2007, 11% INCREASE FROM PRIOR YEAR
QUARTER; NET INCOME OF $20.5 MILLION INCREASES FROM NET
INCOME OF $3.1 MILLION IN PRIOR YEAR QUARTER
Company Reports Continued Strong Free Cash Flow For F2007 Third Quarter
Santa Monica, CA, and Vancouver, BC, February 9, 2007 -— Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, reported revenues of $254.5 million and net income of $20.5 million for its fiscal 2007 third quarter ended December 31, 2006, the Company announced today.
Lionsgate reported basic net income per common share of $0.19 on 107.6 million weighted average common shares outstanding compared to basic net income per common share of $0.03 on 103.9 million weighted average common shares outstanding in the prior year quarter. The Company reported free cash flow (a non-GAAP metric) of $50.7 million for the third quarter.
“We are pleased that all of our core businesses made important contributions to our profitability and free cash flow for the quarter,” said Lionsgate Chief Executive Officer Jon Feltheimer. “We remain focused on our unique business plan, and our financial results reflect our continued progress toward a successful fiscal 2007 in every one of our key businesses as well as for the Company as a whole.”
Feltheimer noted that Lionsgate’s filmed entertainment backlog grew to a record $347.4 million in the third quarter, which now includes the backlog of approximately $66.9 million from Lionsgate’s recently-acquired television syndication company Debmar-Mercury. At quarter end on December 31, 2006, Lionsgate also had total cash and auction rate notes of more than $245 million on its balance sheet.
Overall motion picture revenue for the quarter was $221.6 million, an increase of 9% compared to $203.3 million in the prior year’s quarter. Within this segment, theatrical revenue of $46.0 million during the third quarter decreased 8% compared to $49.9 million in the prior year quarter. Principal revenue drivers for the quarter were the box office hits SAW III and EMPLOYEE OF THE MONTH as the Company continued to consistently generate successful theatrical wide releases. Lionsgate’s SAW franchise has now grossed more than $400 million worldwide, and the DVD release of SAW III debuted at number one on the nationwide charts last week.
Lionsgate’s home video revenue of $113.6 million in the third quarter decreased 2% compared to $115.9 million in the prior year’s quarter. Major DVD titles included the continuing sales of AKEELAH AND THE BEE, AN AMERICAN HAUNTING, the 15th anniversary special edition of RESERVOIR DOGS, continued sales of SAW II, SEE NO EVIL and THE DESCENT. The Company’s DVD release slate remains heavily skewed toward the end of the fiscal year. Shortly after the close of the third quarter, Lionsgate released several major DVD titles and placed four of the top seven releases and six of the top 20 titles on the nationwide DVD charts in the final week of January. SAW III and CRANK both debuted at number one on the DVD charts in January.
International revenue of $27.6 million in the third quarter increased 90% compared to $14.5 million in the prior year’s quarter, driven by revenues from Lionsgate U.K. as well as strong foreign sales of CRANK, SAW II, SAW III and THE LOST CITY.
Television revenue included in the motion picture segment was $31.2 million in the third quarter, a 55% increase compared to $20.2 million in the prior year’s quarter.

The gain was attributable to several strong theatrical titles with television windows opening in the third quarter, including HOSTEL and Tyler Perry’s MADEA’S FAMILY REUNION. The Company also recorded continued strong television sales of THE PUNISHER.
Television production revenue of $32.9 million in the third quarter increased 27% compared to $26.0 million in the prior year’s quarter, driven by deliveries of the third season of WILDFIRE (ABC Family), DIRTY DANCING: THE REALITY SERIES (WE), I PITY THE FOOL (TV Land) and THE LOST ROOM (Sci Fi Network). Domestic licensing for the third quarter included $4.7 million in revenues from the July 2006 acquisition of the television syndication company Debmar-Mercury. Deliveries of additional new Lionsgate television series, including THE DRESDEN FILES (Sci Fi Network), HIDDEN PALMS (CW Network), KILL PIT (Spike TV) and MAD MEN (AMC) are anticipated in future quarters. Lionsgate’s Golden Globe-winning hit comedy WEEDS has also been ordered by Showtime for a third full season, which is expected to debut in the summer. WILDFIRE has already been picked up for a fourth season by ABC Family.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2007 third quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Monday, February 12, 2007. Interested parties may participate live in the conference call by calling 1-888-428-4478 (1-612-288-0340 outside the U.S. and Canada). A full digital replay will be available from Monday morning, February 12, through Monday, February 19, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code 860068.
Lionsgate is the leading independent filmed entertainment studio, winning the 2006 Best Picture Academy Award ® for CRASH, and the Company is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library of more than 10,000 titles is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
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For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business, the success of our fiscal 2007, and the timing of revenues expected from our upcoming television series. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Form 10-K filed with the Securities and Exchange Commission on June 14, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The tables attached to this press release include reconciliations of non-GAAP financial measures to GAAP financial measures.

LIONS GATE ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2006	2006
	(Unaudited)
	(Amounts in thousands,
	except share amounts)

ASSETS
Cash and cash equivalents	$39,473	$46,978
Restricted cash	9,970	820
Investments — auction rate securities	206,643	167,081
Investments — equity securities	14,080	14,921
Accounts receivable, net of reserve for video returns and allowances of $71,252 (March 31, 2006 - $73,366) and provision for doubtful accounts of $9,455 (March 31, 2006 - $10,934)	117,040	182,659
Investment in films and television programs	535,452	417,750
Property and equipment	13,319	7,218
Goodwill	197,805	185,117
Other assets	23,869	30,705

	$1,157,651	$1,053,249

LIABILITIES
Accounts payable and accrued liabilities	$168,391	$188,793
Unpresented bank drafts	—	14,772
Participation and residuals	170,710	164,326
Film obligations	194,359	120,661
Subordinated notes	325,000	385,000
Deferred revenue	81,184	30,427

	939,644	903,979

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 116,750,808 at December 31, 2006 and 104,422,765 at March 31, 2006 shares issued and outstanding	395,444	328,771
Series B preferred shares (10 shares issued and outstanding)	—	—
Restricted share units	—	5,178
Unearned compensation	—	(4,032)
Accumulated deficit	(174,671)	(177,130)
Accumulated other comprehensive loss	(2,766)	(3,517)

	218,007	149,270

	$1,157,651	$1,053,249

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
	(Amounts in thousands, except per share amounts)
Revenues	$254,531	$229,313	$645,156	$633,130

Expenses:
Direct operating	110,921	110,128	274,189	318,352
Distribution and marketing	95,803	99,486	296,194	290,655
General and administration	23,347	12,887	64,307	45,229
Depreciation	824	416	1,949	1,348

Total expenses	230,895	222,917	636,639	655,584

Operating Income (Loss)	23,636	6,396	8,517	(22,454)

Other Expense (Income):
Interest expense	4,601	4,698	14,181	13,954
Interest rate swaps mark-to-market	—	—	—	123
Interest income	(2,906)	(1,046)	(7,753)	(2,962)

Total other expenses	1,695	3,652	6,428	11,115
Income (Loss) Before Equity Interests and Income Taxes	21,941	2,744	2,089	(33,569)
Equity interests	(425)	(44)	(802)	(98)

Income (Loss) Before Income Taxes	21,516	2,700	1,287	(33,667)
Income tax provision (benefit)	1,061	(221)	(1,172)	240

Income (Loss) before discontinued operations	20,455	2,921	2,459	(33,907)
Income from discontinued operations, net of tax of $579	—	221	—	1,124

Net Income (Loss)	$20,455	$3,142	$2,459	$(32,783)

Basic Per Share Data:
Basic Income (Loss) Per Common Share From Continuing Operations	$0.19	$0.03	$0.02	$(0.33)
Basic Income Per Common Share From Discontinued Operations	—	—	—	0.01

Basic Net Income (Loss) per Common Share	$0.19	$0.03	$0.02	$(0.32)

Diluted Per Share Data:
Diluted Earnings (Loss) Per Common Share From Continuing Operations	$0.17	$0.03	$0.02	$(0.33)
Diluted Earnings Per Common Share From Discontinued Operations	—	—	—	0.01

Diluted Net Income (Loss) per Common Share	$0.17	$0.03	$0.02	$(0.32)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

									Accumulated
			Series B		Restricted			Comprehensive	Other
	Common Shares		Preferred Shares		Share	Unearned	Accumulated	Income	Comprehensive
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	Loss	Total
	Amounts in thousands, except share amounts)
Balance at March 31, 2005	101,843,708	$305,662	10	$—	$—	$—	$(183,226)		$(5,297)	$117,139
Exercise of stock options	361,310	1,408								1,408
Issuance of common shares to directors for services	20,408	203								203
Impact of previously modified stock options	—	27								27
Issuance of common shares in connection with acquisition of film assets	399,042	3,775								3,775
Issuance of common shares in connection with acquisition of common shares of Image Entertainment	1,104,004	11,537								11,537
Issuance of common shares in connection with acquisition of Redbus	643,460	5,643								5,643
Issuance of restricted share units					5,694	(5,694)				—
Amortization of restricted share units						1,662				1,662
Vesting of restricted share units	50,833	516			(516)					—
Comprehensive income (loss)
Net income							6,096	$6,096		6,096
Foreign currency translation adjustments								2,223	2,223	2,223
Net unrealized loss on foreign exchange contracts								(356)	(356)	(356)
Unrealized loss on investments — available for sale								(87)	(87)	(87)

Comprehensive income								$7,876

Balance at March 31, 2006	104,422,765	328,771	10	—	5,178	(4,032)	(177,130)		(3,517)	149,270
Reclassification of unearned compensation and restricted share common units upon adoption of SFAS No. 123(R)		1,146			(5,178)	4,032				—
Exercise of stock options	1,097,387	3,280								3,280
Stock based compensation, net of share units withholding tax obligations of $440	99,424	4,117								4,117
Issuance of common shares to directors for services	25,568	238								238
Conversion of 4.875% notes, net of unamortized issuance costs	11,105,664	57,892								57,892
Comprehensive income (loss)
Net income							2,459	$2,459		2,459
Foreign currency translation adjustments								1,791	1,791	1,791
Net unrealized loss on foreign exchange contracts								(200)	(200)	(200)
Unrealized loss on investments — available for sale								(840)	(840)	(840)

Comprehensive income								$3,210		—

Balance at December 31, 2006	116,750,808	$395,444	10	$—	$—	$—	$(174,671)		$(2,766)	$218,007

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2006	2005
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$2,459	$(32,783)
Income from discontinued operations	—	1,124

Income (loss) from continuing operations	2,459	(33,907)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation of property and equipment	1,949	1,348
Amortization of deferred financing costs	2,915	2,814
Amortization of films and television programs	142,982	191,337
Amortization of intangible assets	702	1,760
Non-cash stock-based compensation	4,795	1,403
Interest rate swaps mark-to-market	—	123
Equity interests	802	98
Changes in operating assets and liabilities:
Restricted cash	(9,150)	2,117
Accounts receivable, net	76,829	13,076
Investment in films and television programs	(246,567)	(215,192)
Other assets	5,079	(3,511)
Accounts payable and accrued liabilities	(23,733)	43,083
Unpresented bank drafts	(14,772)	—
Participation and residuals	1,048	39,203
Film obligations	70,134	33,840
Deferred revenue	50,233	(20,467)

Net Cash Flows Provided By Operating Activities — continuing operations	65,705	57,125
Net Cash Flows Provided By Operating Activities — discontinued operations	—	1,808

Net Cash Flows Provided By Operating Activities	65,705	58,933

Investing Activities:
Purchases of investments — auction rate securities	(575,789)	(163,400)
Sales of investments — auction rate securities	536,226	82,500
Purchases of investments — equity securities	—	(3,470)
Funding of joint venture — FEARnet	(5,000)	—
Cash received from sale of investment	—	2,945
Acquisition of Debmar, net of cash acquired	(24,137)	—
Acquisition of Redbus, net of cash acquired	—	(27,122)
Purchases of property and equipment	(7,737)	(4,173)

Net Cash Flows Used In Investing Activities — continuing operations	(76,437)	(112,720)
Net Cash Flows Provided By Investing Activities — discontinued operations	—	114

Net Cash Flows Used In Investing Activities	(76,437)	(112,606)

Financing Activities:
Issuance of common shares	3,280	779
Financing fees	—	(240)
Repayment of subordinated notes	—	(5,000)

Net Cash Flows Provided By (Used In) Financing Activities — continuing operations	3,280	(4,461)
Net Cash Flows Used In Financing Activities — discontinued operations	—	(2,523)

Net Cash Flows Provided By (Used In) Financing Activities	3,280	(6,984)

Net Change In Cash And Cash Equivalents	(7,452)	(60,657)

Foreign Exchange Effects on Cash — continuing operations	(53)	(1,774)
Foreign Exchange Effects on Cash — discontinued operations	—	140

Foreign Exchange Effects on Cash	(53)	(1,634)

Cash and Cash Equivalents — Beginning Of Period	46,978	112,839

Cash and Cash Equivalents — End Of Period	$39,473	$50,548

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$54,923	$21,205	$65,705	$58,933
Purchases of property and equipment	(4,200)	(2,016)	(7,737)	(4,173)
Decrease in Unpresented Bank Drafts	—	—	14,772	—

Free Cash Flow, as defined	$50,723	$19,189	$72,740	$54,760

Free cash flow is defined as net cash flows provided by or used in operating activities less purchases of property and equipment and unpresented bank drafts. Unpresented bank drafts represent checks issued and not yet presented for payment in excess of the cash balances at custodial banks. The applicable bank accounts are funded at the time the checks are presented for payment.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.